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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934





    Date of Report (Date of earliest event reported)          January 24, 1997
                                                             -------------------

                                    ACR GROUP, INC.
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                (Exact name of registrant as specified in its charter)


            Texas                        0-12490                 74-2008473
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(State or other jurisdiction        (Commission File           (IRS Employer
      of incorporation)                  Number)             Identification No.)


3200 Wilcrest, Suite 440, Houston, Texas                         77042-6019
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(Address of principal executive offices)                         (zip code)


   Registrant's telephone number, including area code          (713) 780-8532
                                                             -------------------
                                          N/A
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            (Former name or former address, if changed since last report)


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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    On January 24, 1997, ACR Group, Inc., a Texas corporation ("the Company"), entered into a Purchase Agreement ("Agreement") pursuant to which, effective January 1, 1997, the Company acquired all of the issued and outstanding capital stock of Lifetime Filter, Inc., a Texas corporation ("LFI") and, contemporaneously therewith, LFI acquired substantially all of the assets, and assumed substantially all of the liabilities, of O'Leary Family Partnership, Ltd., a Texas limited partnership ("OFP") associated with the business of OFP as a manufacturer and distributor of electrostatic air filters sold directly to heating, ventilation and air conditioning contractors. Prior to such transactions, Mr. Richard O'Leary ("O'Leary") was the sole shareholder of both LFI and RGO, Ltd. Co., the general partner of OFP.

    On the closing date, the Company paid $1,280,622 to O'Leary and OFP, and LFI issued a promissory note ("Note") to OFP for $1,280,622. The aggregate consideration of $2,561,244 ("Purchase Price") was determined as a multiple of the unaudited combined net income for the year ended December 31, 1996, of LFI and Lifetime Filter Manufacturing, Ltd. ("LFM") (the assets of which were transferred to, and the liabilities of which were assumed by, OFP on December 31, 1996). The Agreement provides that the Purchase Price may subsequently be adjusted based on the results of an independent audit of LFI and LFM to be performed with respect to their fiscal year ended December 31, 1996. The Purchase Price may also be subsequently reduced if LFI fails to sell a specified dollar volume of filters during 1997.

    The Note bears interest at the prime rate plus 1% per annum. The Note is to be repaid in twelve equal installments of principal, plus accrued interest. The Note matures on December 31, 1999. The Note is secured by a first lien on certain production equipment of LFI and the land and building on which LFI's plant is situated, and by a junior lien on the accounts receivable and inventory of LFI. The Note is subordinated to the Company's indebtedness to its senior secured lender.

    All of the cash paid by the Company to O'Leary came from a portion of the proceeds of a $1.4 million loan to the Company from St. James Capital Partners, L.P.

    The assets of LFI are all used in connection with its business of manufacturing and distributing electrostatic air filters. The Company intends to continue using LFI's assets for such purpose.

    Pursuant to the Agreement, LFI and O'Leary entered into a Consulting Agreement for a period of one year. The Consulting Agreement also restricts O'Leary from competing with LFI for a period of three years following its expiration.

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Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    At the present time, it is impracticable to provide either the financial statements of LFI and OFP or pro forma financial information relative to the acquisition as required by this Item 7. The Company will file such financial statements and pro forma financial information by amendment to this Form 8-K as soon as practicable, but not later than April 9, 1997.

 EXHIBIT.

   2.1 Purchase Agreement by and among ACR Group, Inc., Richard O'Leary, Lifetime Filter, Inc. and O'Leary Family Partnership, Ltd.












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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ACR GROUP, INC.




Dated:  February 10, 1997             By:  /s/ ANTHONY R. MARESCA
        -----------------------            ---------------------------
                                           Anthony R. Maresca
                                           Senior Vice President,
                                           Secretary and Treasurer










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